Registration No. 33-

             Securities and Exchange Commission
                   Washington, D.C. 20549
                    ____________________

                          FORM S-3
                   Registration Statement
              Under the Securities Act of 1933
                    ____________________

                     HARSCO CORPORATION
   (Exact name of registrant as specified in its charter)
   Delaware                                     23-1483991
   (State or other                                 (I.R.S.
   jurisdiction of                                Employer
   incorporation or                         Identification
   organization)                                      No.)

                        P.O. Box 8888
             Camp Hill, Pennsylvania 17001-8888
                       (717) 763-7064
     (Address, including zip code, and telephone number,
       including area code, of registrant's principal
                     executive offices)

                       Paul C. Coppock
    Senior Vice President, Chief Administrative Officer,
                General Counsel and Secretary
                             and
                     Harsco Corporation
                        P.O. Box 8888
             Camp Hill, Pennsylvania 17001-8888
                       (717) 763-7064
      (Name, address, including zip code, and telephone
     number, including area code, of agent for service)
                          Copy to:
                   Thomas C. Russler, Esq.
            Mudge Rose Guthrie Alexander & Ferdon
                       180 Maiden Lane
                  New York, New York 10038
                       (212) 510-7000

   Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement as determined in light of market conditions and other factors.
        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]






                           Calculation of Registration Fee


                                  Proposed        Proposed
   Title of each                  maximum         maximum
   class of                       offering       aggregate              Amount of
   securities       Amount         price          offering                regis-
   to be            to be           per            price                 tration
   registered     registered      unit(1)           (1)                    fee


   Primary
   Offering: (2)

   Debt
   Securities
   (3)

   Preferred
   Stock,
   $1.25
   par
   value

   Common
   Stock,
   $1.25
   par
   value          $200,000,000   100%(4)         $200,000,000(4)      $68,965.52

   Secondary
   Offering:

   Common
   Stock,
   $1.25
   par
   value          300,297 shares $39.31(5)       $11,804,675.07(5)    $4,070.58

   (1)  Exclusive of accrued interest and dividends, if any.
   (2) There are also being registered hereunder in the Primary Offering (i) contingent share purchase rights attached to and evidenced by the Common Stock and (ii) an indeterminate number of shares as may be issued upon conversion of Debt Securities or Preferred Stock for which, in each case, no separate consideration will be received.
   (3) If any Debt Securities are issued (i) with a principal amount denominated in a foreign currency, such principal amount as shall result in an aggregate initial offering price of up to $200,000,000 at the time of initial offering, or (ii) at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of up to $200,000,000.
   (4)  Estimated solely for the purpose of determining the registration fee.
   (5) Estimated solely for the purpose of determining the registration fee on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange Composite Tape on December 12, 1994.

                                      __________




   The registrant hereby amends this registration
   statement on such date or dates as may be necessary to
   delay its effective date until the registrant shall
   file a further amendment which specifically states
   that this registration statement shall thereafter
   become effective in accordance with Section 8(a) of
   the Securities Act of 1933 or until the registration
   statement shall become effective on such date as the
   Commission, acting pursuant to said Section 8(a), may
   determine.
   ====================================================
   [Information contained herein is subject to completion
   or amendment. A registration statement relating to
   these securities has been filed with the Securities
   and Exchange Commission. These securities may not be
   sold nor may offers to buy be accepted prior to the
   time the registration statement becomes effective.
   This prospectus shall not constitute an offer to sell
   or the solicitation of an offer to buy nor shall there
   be any sale of these securities in any State in which
   such offer, solicitation or sale would be unlawful
   prior to registration or qualification under the
   securities laws of any such State.]
   =====================================================
        Subject to Completion Dated December 15, 1994

   PROSPECTUS

                     Harsco Corporation
      Debt Securities, Preferred Stock and Common Stock

        Harsco Corporation (the "Company") may offer from time to time in one or more series, together or separately, as shall be designated by the Company (i) debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt
   Securities") or subordinated debt securities (the
   "Subordinated Debt Securities") which, in the case of Subordinated Debt Securities, may be convertible into the Company's Common Stock, $1.25 par value (the
   "Common Stock"), (ii) shares of its preferred stock, $1.25 par value (the "Preferred Stock"), and (iii) shares of its Common Stock. In addition, 300,297 shares of Common Stock offered hereby are being sold by certain shareholders of the Company (the "Selling
   Shareholders"). See "Selling Shareholders" and "Plan of Distribution". The Debt Securities, Preferred Stock and Common Stock (including the shares offered by the Selling Shareholders) are collectively called the "Securities." The Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Securities offered by the Company shall not exceed
   $200,000,000 (or its equivalent, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies). Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement (the "Prospectus
   Supplement"), including where applicable, in the case of Debt Securities: the specific title, aggregate principal amount, denomination, maturity, premium, if any, interest rate (which may be fixed, floating or adjustable), the time and method of calculating payment of interest, if any, the place or places where principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, the currency in which principal of (and premium, if any) and interest, if any, on such Debt Securities shall be payable, any terms of redemption at the option of the Company or the holder of such Debt Securities (a
   "Holder"), any sinking fund provisions, terms for any conversion or exchange into other securities, the initial public offering price and other special terms;
   and, in the case of Preferred Stock, the specific title, the aggregate amount, any dividends (including the method of calculating payment of such dividends), liquidation, redemption, any voting and other rights, terms for any conversion or exchange into other securities, the initial public offering price and any other special terms. The Senior Debt Securities when issued will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The
   Subordinated Debt Securities when issued will be unsecured and subordinated to all present and future
   Senior Indebtedness (as hereinafter defined) of the Company. If so specified in the applicable Prospectus
   Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global Securities. The
   Company's Common Stock is listed on the New York Stock
   Exchange and the Pacific Stock Exchange. Any Common
   Stock sold pursuant to a Prospectus Supplement will be listed on such exchanges, subject to official notice of issuance.

        The Prospectus Supplement may contain information concerning certain United States federal income tax considerations, if applicable to the Securities offered.

        The Securities will be sold directly, through
   agents, underwriters or dealers as designated from
   time to time, or through a combination of such
   methods. If agents of the Company or the Selling
   Shareholders or any dealers or underwriters are
   involved in the sale of the Securities in respect of
   which this Prospectus is being delivered, the names of
   such agents, dealers or underwriters and any
   applicable commissions or discounts will be set forth
   in or may be calculated from the Prospectus Supplement
   with respect to such Securities. The Company will not
   receive any of the proceeds from the sale of the
   shares by the Selling Shareholders.
                  _________________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
   BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
   SECURITIES COMMISSION NOR HAS THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
   PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
   CRIMINAL OFFENSE.




      The date of this Prospectus is __________, 199__.

        No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any Prospectus
   Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter. This
   Prospectus or any Prospectus Supplement does not constitute an offer of any securities other than the securities to which it relates, or an offer to any person in any jurisdiction where such offer would be unlawful. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the affairs of the Company or its subsidiaries since the date of the Prospectus Supplement.

                    AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange
   Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room
   1024, Washington, D.C. 20549, and at the following
   Regional Offices of the Commission: 7 World Trade
   Center, New York, New York 10048; and 500 West Madison
   Street, Chicago, Illinois 60661-2511. Copies of the above-referenced materials may be obtained from the Public Reference Section of the Commission, at 450
   Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the following exchanges on which the Common Stock of the Company is listed: the New York Stock Exchange, Inc., 20 Broad Street, New
   York, New York 10005; and the Pacific Stock Exchange
   Incorporated, 301 Pine Street, San Francisco,
   California 94104.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Commission
   (File No. 1-3970) pursuant to the Exchange Act are incorporated herein by reference:

   1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

   2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and
   September 30, 1994; and

   3.   The Company's Current Report on Form 8-K dated
   January 28, 1994, as amended by its Form 8-K/A dated
   April 14, 1994, and the Company's Current Report on



   Form 8-K dated August 16, 1994.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange
   Act, after the date of this Prospectus and prior to the termination of the offering of the Securities, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Any such request may be directed to the Secretary, Harsco Corporation, P.O.
   Box 8888, Camp Hill, Pennsylvania 17001-8888, telephone, (717) 763-7064.

                         THE COMPANY

   General

   Harsco Corporation (hereinafter referred to as the "Company"), a diversified international manufacturing and service company, conducts its business through 10 divisions and has 16 varied classes of products and services, principally for industrial, commercial, construction and defense applications. The Company's operations are organized into the following three
   Operating Groups:

        (i) Metal Reclamation and Mill Services Group, which consists of the Heckett MultiServ Division, the world leader in providing specialized steel mill services at over 130 steel mills in 27 countries;

        (ii)  Infrastructure, Construction and
   Transportation Group, which is composed of these five
   Divisions: BMY-Wheeled Vehicles (school buses);
   Fairmont Tamper (railway maintenance equipment); IKG
   Industries (industrial grating products); Patent
   Construction Systems (scaffolding, shoring and forming equipment); and Reed Minerals (roofing granules and slag abrasives); and

        (iii)  Process Industry Products Group, which
   includes these four Divisions: Capitol Manufacturing
   (industrial pipe fittings); Patterson-Kelley (process equipment); Sherwood (valves and regulators); and Taylor-Wharton Gas Equipment (gas containment equipment).

        Harsco has over 175 major facilities in 30 countries, including the United States. Harsco also holds a 40% ownership in United Defense, L.P., a $1.0 billion joint venture with FMC Corporation, which principally manufactures ground combat vehicles for the U.S. and international governments.

        The principal executive offices of the Company are located at 350 Poplar Church Road, Wormleysburg,
   Pennsylvania. The Company's mailing address is P.O.
   Box 8888, Camp Hill, Pennsylvania 17001-8888 and its telephone number is (717) 763-7064.

                   CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                 Nine Months
                    ended
                September 30,             Year ended December 31,
                               ----------------------------------------------
                     1994      1993       1992     1991      1990      1989
                    -----     -----      -----    -----     -----      ----
   Consolidated
   ratio
   of
   earnings
   to
   fixed
   charges (1)(2)    4.40      6.72       7.24     6.04      6.25      2.04

   ________________________

        (1) No shares of the Company's Preferred Stock were outstanding during the periods presented; therefore, the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for such periods were the same as the consolidated ratio of earnings to fixed charges.

        (2) "Fixed charges" represent interest expense, capitalized interest and the portion of rental expense representing the interest factor for continuing operations. "Earnings" represent the aggregate of income from continuing operations before extraordinary items (excluding undistributed earnings of unconsolidated entities), income taxes, net adjustments for capitalized interest and fixed charges deducted from earnings.

                       USE OF PROCEEDS

        The net proceeds from the sale of the Securities offered by the Company will be added to the working capital of the Company and will be used for general corporate purposes, which may include the repayment of short-term and/or long-term indebtedness, the financing of a portion of the Company's capital expenditure programs, the acquisition of operating companies and the repurchase of shares of the Company's Common Stock. Pending the utilization of the proceeds, the Company may invest all or part of such proceeds in short-term government securities or money market instruments. The Company will not receive any proceeds from the sale of any shares of Common Stock offered by the Selling Shareholders.

        The Company may engage in further public or private financings of a character and amount to be determined to provide additional funds which may be required for any of the purposes discussed above.

             DESCRIPTION OF THE DEBT SECURITIES

        Senior Debt Securities may be issued from time to time in one or more series under an Indenture, dated as of May 1, 1985, as amended by the First
   Supplemental Indenture (as so amended, the "Senior
   Indenture"), to be entered into by the Company and Chemical Bank, as Trustee (the "Senior Trustee").
   Subordinated Debt Securities may be issued from time to time in one or more series under an indenture (the
   "Subordinated Indenture") to be entered into between the Company and Chemical Bank, as Trustee (the
   "Subordinated Trustee"). The Senior Indenture and the
   Subordinated Indenture are sometimes referred to collectively as the "Indentures," and the Senior
   Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Trustees." As used under this caption, unless the context otherwise requires, "debt securities" in lower case shall mean all debt securities issued or issuable, as the case may be, under the respective Indentures, and "Debt
   Securities" with initial capital letters shall mean the Debt Securities covered by this Prospectus and any Prospectus Supplement. The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the Indentures, including the definition therein of certain terms, copies of which are filed as exhibits to the Registration Statement, as amended, of which this Prospectus is a part.

        Whenever particular provisions or defined terms in the Indentures are referred to therein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of both the Senior
   Indenture and Subordinated Indenture unless otherwise noted.

   General

        Each Indenture provides for the issuance of debt securities in one or more series, and does not limit the principal amount of debt securities that may be issued thereunder.

        Reference is made to the Prospectus Supplement for the following terms of the Debt Securities being offered hereby: (1) the specific title of the Debt
   Securities; (2) whether the Debt Securities are Senior
   Debt Securities or Subordinated Debt Securities; (3) the aggregate principal amount of the Debt Securities;
   (4) the denominations in which the Debt Securities are authorized to be issued; (5) the date or dates on which the Debt Securities will mature; (6) the rate or rates per annum or the method for determining such rate or rates, if any, at which the Debt Securities will bear interest; (7) the times at which any such interest will be payable; (8) the place or places at which the Company will make payments of principal (and premium, if any) and interest, if any, and the method of such payment; (9) the foreign currency or units of two or more of such foreign currencies in which the Debt Securities are denominated, if other than United
   States dollars, and the currency in which interest is payable if other than the currency in which the Debt
   Securities are denominated; (10) any provisions relating to optional or mandatory redemption of the Debt Securities; (11) any sinking fund provisions;
   (12) the ability of the Company to discharge or defease its obligations with respect to the Debt
   Securities by depositing cash funds or Government
   Obligations or U.S. Government Securities (each as hereinafter defined) with the Trustee; (13) the initial public offering price of the Debt Securities;
   (14) whether the Debt Securities will be issued in whole or in part in the form of one or more global
   Debt Securities and, in such case, the depository for such Debt Security or Debt Securities; (15) the person to whom any interest on a Debt Security of such series will be payable, if other than the person in whose name that Debt Security is registered at the close of business on the regular record date for such interest;
   (16) the extent to which, or the manner in which, any interest payable on a global Debt Security on an interest payment date will be paid; (17) with respect to the Subordinated Debt Securities only, whether such Securities will be convertible into or exchangeable for Common Stock or any other shares of the capital stock or securities of the Company and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or rate and the conversion period; (18) any additional covenants and Events of Default and the remedies with respect thereto not currently set forth in the respective Indenture; and (19) any other specific terms of the Debt Securities.

        If the principal of, premium, if any, or interest on Debt Securities of any series are payable in a foreign or composite currency, or if any index or formula is used to determine the amount of payment of principal of, premium, if any, or interest on any series of Debt Securities, any specific federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating to that series.

        One or more series of Debt Securities may be sold at a substantial discount below its or their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rate. Federal income tax consequences and other special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.




   Subordinated Debt Securities

        Subordination. The obligations of the Company pursuant to the Subordinated Debt Securities will be subordinate in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior
   Indebtedness of the Company. (Subordinated
   Indenture Article XIV). Upon the maturity of principal of any Senior Indebtedness by lapse of time, acceleration or otherwise, no payments, including sinking fund payments, may be made on the Subordinated
   Debt Securities and no Subordinated Debt Securities may be acquired until all principal of and premium, if any, and interest on all such matured Senior
   Indebtedness shall have been paid in full.
   (Subordinated Indenture Section 1403). "Senior
   Indebtedness" of the Company is defined to mean the principal of and premium, if any, and interest on the indebtedness (other than the Subordinated Debt
   Securities) of the Company, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed to others,
   (a) for money borrowed from or guaranteed to others,
   (b) under promissory notes or debentures, bonds or other instruments of indebtedness issued under the provisions of or pursuant to an indenture, agreement, or similar instrument, or (c) for the payment of money relating to the lease of any property, which lease may be capitalized on the consolidated balance sheet of the Company and its Subsidiaries in accordance with generally accepted accounting principles as in effect from time to time and, in each such case, all renewals, extensions, refundings, amendments or modifications thereof; unless, in each case, by the terms of the instrument creating or evidencing the indebtedness it is provided that such indebtedness is not superior in right of payment to the Subordinated
   Debt Securities. (Subordinated Indenture Section 101).
   The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of October 31, 1994, Senior Indebtedness of the Company aggregated approximately $431,745,000.

        Conversion of Subordinated Debt. The applicable
   Prospectus Supplement will provide whether the Subordinated Debt Securities of a series will be convertible and, if so, the initial conversion price per share at which such convertible Subordinated Debt
   Securities will be convertible into Common Stock.
   Subject to prior redemption of the convertible
   Subordinated Debt Securities, the Holders of such
   Subordinated Debt Securities will be entitled at any time on or before the close of business on the maturity date thereof to convert such Subordinated
   Debt Securities (or, in the case of convertible
   Subordinated Debt Securities of denominations in excess of $1,000, any portion of which is $1,000 or an integral multiple of $1,000) into shares of Common
   Stock at the initial conversion price set forth in the applicable Prospectus Supplement. No adjustment will be made on conversion of any convertible Subordinated
   Debt Securities for interest accrued thereon or, except as set forth below, for dividends on any securities issued upon such conversion. (Subordinated
   Indenture Section 1301).

        In order to exercise the right of conversion, the Holder of any such convertible Subordinated Debt
   Securities must surrender his convertible Subordinated
   Debt Securities to the Company at any office or agency of the Company maintained for such purpose. The convertible Subordinated Debt Securities to be surrendered must be accompanied by written notice to the Company that the Holder elects to convert such Subordinated Debt Securities.

        If any convertible Subordinated Debt Security is converted between a record date for the payment of interest and the next succeeding interest payment date, such convertible Subordinated Debt Security must be accompanied (unless such Debt Securities or portions thereof have been called for redemption on a redemption date within such period) by funds payable to the Company equal to the interest payable to the registered Holder on such interest payment date on the principal amount so converted. In the case of any convertible Subordinated Debt Security or portion thereof called for redemption, conversion rights expire at the close of business on the Redemption
   Date, even if such redemption occurs at a time when conversion of the Subordinated Debt Security portion thereof is in the best interests of the Holder.
   (Subordinated Indenture Section 1302).

        No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, an adjustment in cash will be made based on the market price of Common Stock at the close of business on the date of conversion. (Subordinated Indenture Section
   1303).

        The Conversion Price will be subject to
   adjustment in the event of: (i) the payment of certain stock dividends on the Common Stock; (ii) the issuance of certain rights or warrants to all holders of the Common Stock entitling them to subscribe for or purchase Common Stock at a price less than the market price; (iii) the subdivision of Common Stock into a greater number of shares of Common Stock or the combination of Common Stock into a smaller number of shares of Common Stock; (iv) the distribution by the Company to all holders of the Common Stock of evidences of indebtedness or assets of the Company
   (excluding rights or warrants and any dividends or distributions mentioned above); and (v) the reclassification of Common Stock into other securities. However, no adjustment in the Conversion
   Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price. (Subordinated Indenture Section
   1304).

        In case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, each convertible Subordinated Debt Security then outstanding would, without the consent of any Holders of the convertible Subordinated Debt Securities, become convertible only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which such convertible Subordinated Debt Security might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common
   Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).
   (Subordinated Indenture Section 1311).

   Form, Exchange, Registration and Transfer

        Debt Securities of a series may be issuable in certificated or global form. Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus
   Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Senior Trustee as Security Registrar with respect to the Senior Debt Securities and the Subordinated
   Trustee as Security Registrar with respect to the Subordinated Debt Securities. (Section 305). The
   Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002).

        In the event of any redemption, the Company shall not be required to (i) issue, register the transfer of or exchange any Debt Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of like tenor and of the series of which such Debt Security is a part, and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (Section 305).

   Payment and Paying Agents

        Unless otherwise indicated in an applicable
   Prospectus Supplement, payment of principal of and premium (if any) on any Debt Security will be made only against surrender to the Paying Agent of such



   Debt Security. Principal of and any premium and interest, if any, on Debt Securities will be payable at such place or places of payment by such Paying
   Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to such Debt Securities. (Sections 1001 and 1002). Unless otherwise indicated in an applicable
   Prospectus Supplement, payment of interest on a Debt
   Security on any Interest Payment Date will be made to the person in whose name such Debt Security is registered at the close of business on the Regular
   Record Date for such interest. (Section 307).

        The Corporate Trust Office of the applicable
   Trustee in the City of New York will be designated as a Paying Agent for payments with respect to Debt
   Securities of each series. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying
   Agent in each place of payment for the Debt
   Securities. (Section 1002).

        All moneys paid by the Company to a Paying Agent for the payment of the principal of and premium or interest, if any, on any Debt Security of any series which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to the Company and the Holder of such Debt Security will thereafter look only to the Company for payment thereof. (Section 1003).

   Global Debt Securities

        If any Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Debt
   Security may exchange such interests for Debt
   Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a global Debt Security will be payable in the manner described in the applicable Prospectus
   Supplement.

        The specific terms of the depository arrangement with respect to any portion of a series of Debt
   Securities to be represented by a global Debt Security will be described in the applicable Prospectus
   Supplement.

   Senior Indenture Restrictive Covenants

        The Senior Indenture (but not the Subordinated
   Indenture) places certain restrictions on the Company as described in this section.




        Certain Definitions. "Subsidiary" means any corporation of which the Company, directly or indirectly, owns voting securities entitling it to elect a majority of the directors. "Unrestricted
   Subsidiary" means (a) any Subsidiary acquired or organized after the date of the Senior Indenture, provided that such Subsidiary is not a successor, directly or indirectly, to any "Restricted Subsidiary"
   (as defined), (b) any Subsidiary the principal business and assets of which are located outside the United States of America, its territories and possessions and (c) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of the character described in (a) and (b) above, in each case unless and until such Subsidiary or Subsidiaries shall have been designated to be a "Restricted Subsidiary."
   "Restricted Subsidiary" means (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Subsidiary which, after the date of the Senior Indenture, was an Unrestricted Subsidiary but which is designated by the Board of Directors of the Company to be a Restricted
   Subsidiary. (Senior Indenture Section 101).

        "Principal Facility" means any manufacturing plant, warehouse, office building or other operating facility of the Company or any Restricted Subsidiary, owned on or acquired after May 1, 1985, other than any such facility which the Board of Directors of the Company by duly adopted resolution deems not to be of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.
   (Senior Indenture Section 101).

        Restrictions on Creation of Secured Debt. The
   Company and its Restricted Subsidiaries are prohibited from creating, incurring, assuming or guaranteeing any Secured Debt without equally and ratably securing the Senior Debt Securities then outstanding and any other indebtedness of or guaranteed by the Company or any Restricted Subsidiary then entitled thereto, except that this restriction does not apply to (i) purchase money security interests (including those incurred in connection with future construction) and security interests in property acquired by the Company or a Restricted Subsidiary which exist at the time such property is acquired, (ii) security interests existing on the property, shares or indebtedness of a corporation at the time it becomes a Restricted
   Subsidiary, (iii) any security interest on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary, (iv) mechanics' and other statutory liens arising in the ordinary course of business, (v) liens for taxes not yet due and for contested taxes against which adequate reserves have been established, and judgment liens if the judgment is being contested and so long as execution thereof is stayed, (vi) leases and certain landlords' liens,
   (vii) certain governmental liens arising in connection with contracts or other transactions, including security interests arising in connection with the financing of pollution control facilities, or in connection with any governmental regulation, privilege or license, and (viii) any extension, renewal or replacement of (i) through (vii) above. (Senior
   Indenture Section 1005). "Secured Debt" means indebtedness (other than indebtedness of the Company or a Restricted Subsidiary to the Company or another
   Restricted Subsidiary) for money borrowed or on which interest is by the terms of such indebtedness paid or payable, which (a) is secured by a security interest in any Principal Facility or in the stock or indebtedness of a Restricted Subsidiary, or (b) in the case of indebtedness of the Company, is guaranteed by a Restricted Subsidiary. (Senior Indenture Section
   101).

        Notwithstanding the foregoing restrictions, the
   Company and Restricted Subsidiaries may issue, assume or guarantee Secured Debt not otherwise permitted without equally and ratably securing the Senior Debt
   Securities if the sum of (a) the amount of such Secured Debt plus (b) the aggregate value of Sale and Leaseback Transactions (subject to certain exceptions) described below, does not exceed 5% of Consolidated
   Net Tangible Assets. (Senior Indenture Section 1005).
   "Consolidated Net Tangible Assets" means (i) the aggregate amount of assets (less applicable reserves and other properly deductible items) appearing on the balance sheet of the Company and its consolidated
   Subsidiaries, except goodwill and similar intangible assets, less (ii) the consolidated current liabilities
   (subject to certain exceptions) of the Company and its consolidated Subsidiaries. (Senior Indenture Section
   101).

        Restrictions on Sales and Leasebacks. The Company and its Restricted Subsidiaries are prohibited from engaging in any Sale and Leaseback Transaction unless
   (a) the Company or a Restricted Subsidiary would be entitled to incur, without the benefit of the exceptions referred to in the first paragraph under "Restrictions on Creation of Secured Debt" above,
   Secured Debt equal to the amount realized upon the sale or transfer involved in such transaction without equally and ratably securing the Senior Debt
   Securities or (b) an amount equal to the value (as defined) of the property leased is applied to (i) the purchase or construction of properties, facilities or equipment used for operating purposes, (ii) the retirement of Funded Debt of the Company or any Restricted Subsidiary other than Funded Debt owed to the Company or a Restricted Subsidiary; provided, however, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (A) the principal amount of any Senior Debt
   Securities delivered within 120 days after such sale or transfer to the Trustee for retirement and cancellation, and (B) the principal amount of Funded
   Debt, other than Senior Debt Securities, voluntarily retired by the Company within 120 days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in clause (b) above may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision. (Senior Indenture Section 1006).
   "Sale and Leaseback Transaction" means any sale or transfer of any Principal Facility in operation for more than 120 days prior to such sale or transfer if the sale or transfer is made with the intention of, or as part of an arrangement involving, the lease of such property to the Company or a Restricted Subsidiary
   (except a lease for a period not exceeding 36 months with the intention that the use of such property by the Company or such Restricted Subsidiary will be discontinued on or before the expiration of such period). "Funded Debt" means all indebtedness for money borrowed maturing more than one year from the date of the most recent balance sheet of the Company and its consolidated Subsidiaries or having a maturity of less than one year but by its terms being renewable or extendible beyond one year from such date at the borrower's option. (Senior Indenture Section 101).

        Restriction on Transfer of Principal Facility to
   Unrestricted Subsidiary. The Company and its
   Restricted Subsidiaries are prohibited from transferring any Principal Facility to an Unrestricted
   Subsidiary unless, within 120 days of such transfer, it applies an amount equal to the fair value of such Principal Facility to one of the alternatives set forth in clause (b) of the preceding paragraph with respect to Sale and Leaseback Transactions. (Senior
   Indenture Section 1007).

   Merger and Consolidation

        The Indentures provide that no merger or consolidation of the Company with or into any other corporation and no sale, or conveyance or lease of all or substantially all of its property may be made to another corporation unless immediately after such transaction the surviving or acquiring corporation, if not the Company, (i) is organized and exists under the laws of the United States of America or a State thereof, (ii) expressly assumes by supplemental indenture the payment of principal of and premium and interest, if any, on all Debt Securities and the performance and observance of all covenants and conditions of each Indenture to be performed and kept by the Company and (iii) is not in default in the performance or observance of any of the covenants and conditions of each Indenture to be performed and kept by the Company. (Section 801). The Senior Indenture
   (but not the Subordinated Indenture) also provides that no such merger, consolidation, sale, conveyance or lease may be consummated if, as a result thereof, any Principal Facility would become subject to a security interest, unless either (i) the Senior Debt
   Securities then outstanding shall prior to such transaction be equally and ratably secured by a direct lien on such Principal Facility prior in rank to all subsequent liens, or (ii) such security interest would be permitted as described under "Restrictions on Creation of Secured Debt" above. (Senior
   Indenture Section 802).

        The Indentures do not contain any other covenant that restricts the Company's ability to merge or consolidate with any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions. Further, the Indentures do not contain any provisions that would provide protection to Holders of Debt Securities against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring of the Company.

   Discharge of Indentures

        If and when the Company (a) has delivered all Debt Securities of any series theretofore authenticated to the applicable Trustee for cancellation or (b) if permitted by the terms of a series of Debt Securities and specified in the Prospectus Supplement relating thereto (i) has deposited irrevocably with the applicable Trustee cash funds or Government Obligations, the principal of and interest on which when due will, together with any cash funds set aside at the same time and without the necessity for further investment or reinvestment of the principal amount of or interest from such Government Obligations or of such cash funds, provide funds sufficient to pay at maturity or upon redemption the principal of and premium and interest, if any, on all of the outstanding Debt Securities of any series appropriately designated and (ii) has obtained an Opinion of Counsel to the effect that such deposit will not alter the tax liabilities of Holders of Debt
   Securities of such series or cause the recognition of income, gain or loss by such Holders for federal income tax purposes, and, in either case, the Company has paid or caused to be paid all other sums payable under the applicable Indenture with respect to Debt
   Securities of such series, then, except as provided below, the applicable Indenture shall cease to be of further effect with respect to Debt Securities of such series and, at the written request of the Company, the applicable Trustee will execute proper instruments acknowledging the satisfaction of and discharge of the applicable Indenture; provided that, notwithstanding the foregoing, so long as a Debt Security of such series remains outstanding the applicable Indenture shall continue in effect following such discharge with respect to rights of registration of transfer, exchange or replacement of Debt Securities of such series, rights to receive payment of the principal thereof and premium and interest, if any, thereon, certain obligations of the Company under the applicable Indenture, and correlative rights and responsibilities of the applicable Trustee. (Section
   401).

        "Government Obligations" means direct obligations of, or obligations the timely payment of the principal of and interest on which are unconditionally guaranteed by, the United States of America and which are not, by their terms, callable.

   Defeasance of Certain Obligations



        If so specified in the Prospectus Supplement, the Company may omit to comply with the restrictive covenants of the Indenture in respect of Debt
   Securities of any series if the Company deposits with the Trustee, in trust, (i) money; (ii) U.S. Government
   Securities which through the payment of interest thereon and principal thereof in accordance with their terms will provide money; or (iii) any combination of
   (i) and (ii) above, in an amount sufficient to pay all principal (including any mandatory sinking fund payments) of, and premium, if any, and interest on, the Debt Securities on the dates such payments are due in accordance with the terms of the Debt Securities.
   Despite such deposit and covenant defeasance, the Company's primary liability to pay all outstanding
   Debt Securities shall survive until the payment of all principal (including any mandatory sinking fund payments) thereof, premium, if any, and interest due thereon. Such defeasance will become effective after the Company, among other things, has delivered to the Trustee an opinion of counsel to the effect that the trust resulting from the defeasance will not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.
   (Section 403).

        "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United
   States of America, which, in either case under clauses
   (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government
   Security or a specific payment of interest on or principal of any such U.S. Government Security held by such custodian for the amount of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government
   Security evidenced by such depository receipt.

   Events of Default

        The following constitute Events of Default with respect to Debt Securities of any series: (a) default in the payment of any interest upon any Debt Security of that series when due, continued for 30 days; (b) default in the payment of principal of or premium, if any, on any Debt Security of that series when due; (c) default in the payment or satisfaction of any sinking fund obligation with respect to Debt Securities of that series when and as due; (d) failure to perform any other covenant or agreement contained in the applicable Indenture continued for 60 days after written notice by the Trustee or Holders of at least



   25% in principal amount of the outstanding Debt
   Securities of that series; and (e) certain events of bankruptcy, insolvency or reorganization. The Senior
   Indenture (but not the Subordinated Indenture) also includes as an Event of Default with respect to the Senior Debt Securities the acceleration of the maturity of indebtedness aggregating more than $5,000,000 of the Company under the terms of an instrument or instruments under which such indebtedness are issued or secured, if such acceleration is not annulled within ten days after written notice by the Trustee or Holders of at least
   25% in principal amount of the outstanding Debt
   Securities of that series. If an Event of Default with respect to Debt Securities of any series shall occur and be continuing, the applicable Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of that series then outstanding may declare by written notice all the Debt
   Securities of that series due and payable immediately, but such declaration may in certain circumstances be annulled, and certain past defaults waived, by the Holders of not less than a majority in aggregate principal amount of the Debt Securities under the applicable Indenture. Each Indenture also provides that the applicable Trustee shall give notice to the Holders of the occurrence of defaults but may withhold notice to the Holders of any default (except in payment of principal and premium or interest, if any, on the Debt Securities or any sinking fund payment) if it considers it in the interest of the Holders to do so. (Sections 501, 502, 513 and 602).

        Each Indenture provides that the Holders of a majority in principal amount of the outstanding Debt
   Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred on the applicable Trustee with respect to Debt Securities of that series. Each
   Trustee is entitled to be indemnified by the Holders under the applicable Indenture before proceeding to exercise any right or power under each Indenture at the request of the Holders. The right of a Holder of any Debt Security to institute a proceeding with respect to the applicable Indenture is subject to certain conditions precedent, including notice and indemnity to the applicable Trustee, but the Holder has an absolute right to receipt of principal and premium and interest, if any, when due and to institute suit for the enforcement thereof. (Sections
   507, 508, 512 and 603).

   Modifications and Waivers

        Modifications and amendments of each Indenture may be made by the Company and the Trustee by supplemental indenture, in the case of the Senior
   Indenture, with the consent of the Holders of 66@/3% in principal amount of the outstanding Debt Securities of each series affected thereby, or, in the case of the Subordinated Indenture, with the consent of the Holders of a majority in principal amount of the outstanding Debt Securities of each series affected thereby; provided, however, that under either
   Indenture no such modification or amendment may, without the consent of the Holder of each outstanding
   Debt Security affected thereby, (a) change the stated maturity date of the principal amount of, or any installment of principal of or interest on, any Debt
   Security, (b) reduce the principal amount of, or the premium or interest, if any, on, any Debt Security,
   (c) reduce the amount of principal of any original issue discount Debt Security payable upon acceleration of the maturity thereof, (d) change the place or currency of payment of principal of, or premium or interest, if any, on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after maturity thereof, (f) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of each Indenture or for waiver of compliance with certain provisions of each Indenture or for waiver of certain defaults. (Section 902). The Holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all Debt
   Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of each Indenture.
   (Senior Indenture Section 1008; Subordinated
   Indenture Section 1004). The Holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all Debt
   Securities of that series waive any past default under each Indenture with respect to Debt Securities of that series, except a default in the payment of the principal of, or premium or interest, if any, on, any Debt Security of that series or in respect of any provision which under each Indenture cannot be modified or amended without the consent of the Holders of each outstanding Debt Security of that series affected. (Section 513).

   Title to Debt Securities

        The Company, any agent of the Company and the applicable Trustee may treat the registered Holder of any Debt Security as the absolute owner thereof
   (whether or not such Debt Security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308).

   Replacement of Debt Securities

        Any mutilated Debt Security will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the applicable
   Trustee. Debt Securities that become destroyed, lost or stolen will be replaced by the Company at the expense of the Holder upon delivery to the applicable
   Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and the applicable
   Trustee. In the case of a destroyed, lost or stolen



   Debt Security, an indemnity satisfactory to the applicable Trustee and the Company may be required at the expense of the Holder of such Debt Security before a replacement Debt Security will be issued. (Section
   306).

   Governing Law

        The Senior Indenture is, and the Subordinated
   Indenture and the Debt Securities will be, governed by, and construed in accordance with, the laws of the State of New York. (Section 112).

   Information Concerning the Trustees

        Each Indenture contains limitations on the right of the applicable Trustee, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. (Section
   613). In addition, a Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under the applicable Indenture it is a creditor of the Company.

        Chemical Bank, the Trustee under the Senior
   Indenture and the Trustee under the Subordinated
   Indenture, may engage in transactions with, or performed services for the Company in the ordinary course of business.

              DESCRIPTION OF THE CAPITAL STOCK

        The following description of the capital stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the more complete descriptions thereof set forth in (a) the Company's Restated Articles of Incorporation, as amended (the "Certificate of Incorporation"), and the Rights Agreement, dated as of September 29, 1987, between the Company and The Chase Manhattan Bank
   (National Association), as Rights Agent, both of which have been filed as exhibits to the Registration
   Statement of which this Prospectus is a part, and
   (b) the Certificate of Designation relating to each series of Preferred Stock, which will be filed with the Commission at or prior to the time of the offering of such series of Preferred Stock. A form of Certificate of Designation is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

        The Company is currently authorized by its Restated Articles of Incorporation to issue 70,000,000 shares of Common Stock, $1.25 par value, and 4,000,000 shares of preferred stock, $1.25 par value (the
   "Preferred Stock"). The Board of Directors has authority to divide the Preferred Stock into one or more series and has broad authority to fix and determine the relative rights and preferences of the shares of each such series.

   Common Stock



        Subject to the rights of the holders of the Preferred Stock which may be outstanding from time to time, holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors from any funds legally available therefor, to one vote for each share on all matters voted upon by shareholders, including election of directors
   (cumulative voting being prohibited), and to share ratably in assets available for distribution upon any liquidation. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities, and such shares are not subject to redemption or to any further call or assessment.

        Shareholder Rights Agreement. In September 1987, the Company's Board declared a dividend of one
   Preferred Stock contingent purchase right on each outstanding share of Common Stock. All shares of Common Stock issued subsequently also include these rights. Each right may be exercised to purchase one-hundredth of a share of the Company's Series A Junior
   Participating Cumulative Preferred Stock at an exercise price of $200 (subject to certain adjustments) upon the earlier of: (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock, or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group owning 25% or more of the outstanding shares of Common
   Stock. If any person or group becomes the beneficial owner of 25% or more of the Common Stock then outstanding, or if a 20%-or-more shareholder or group engages in certain self-dealing transactions, or if the Company is involved in a transaction which has the effect of increasing by more than 1% the share of any class of equity securities (or securities exercisable for or convertible into securities) of the Company or any of its subsidiaries owned by a 20%-or-more shareholder or group, then each right not owned by such person or group will entitle its owner to purchase, in lieu of shares of Preferred Stock, at the right's then current exercise price, shares of Common
   Stock (or, in certain circumstances as determined by the Board, other consideration) having a value of twice the right's exercise price. In addition, if the Company is involved in a merger or other business combination transaction with another person in which its Common Stock is changed into or exchanged for other securities or property of another person, or sells 50% or more of its assets or earning power to another person, each right will entitle its holder to purchase, at the right's then-current exercise price, common stock of such other person having a value of twice the right's exercise price. The rights, which have no voting or dividend rights, expire on September
   28, 1997. The Company generally will be entitled to redeem the rights at $.05 per right at any time until the 10th business day following public announcement that a 20% position has been acquired.




        Delaware General Corporation Law Section 203. The
   Company is subject to Section 203 of the Delaware
   General Corporation Law ("Section 203") which restricts certain transactions and business combinations between a corporation and an interested stockholder (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) for a period of three years from the date such person becomes an interested stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66@/3% of the outstanding voting stock of the corporation (excluding voting stock held by the interested stockholder), Section 203 prohibits certain business transactions, such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding voting stock held by persons who are both directors and officers or by certain employee stock plans) or if either the proposed transaction or the transaction by which the interested stockholder became such is approved by the board of directors of the corporation prior to the date such stockholder becomes an interested stockholder.

        Special Charter Provisions. The Certificate of
   Incorporation and the Bylaws of the Company contain provisions which could have the effect of delaying, deferring or preventing a change in control of the Company. These provisions (1) classify the Board of Directors into three classes, as nearly equal as possible, each of which serves for three years, with one class elected each year; (2) authorize the Board of Directors to fix the number of Directors and provide that vacancies and newly created directorships resulting from any increase in the number of Directors may only be filled by a majority of the remaining
   Directors (subject to the rights of any Preferred
   Stock holders); (3) require that shareholder's nominations for Directors for election at a shareholders meeting be made not later than (a) 90 days prior to the anniversary date of the immediately preceding annual meeting or (b) in the case of a special meeting, seven days following the date on which notice of such meeting is first given to stockholders; (4) provide that Directors may be removed for cause only by the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors; (5) provide that, except as otherwise required by law, only the Board of Directors, the Chairman of the Board or the President may call a special meeting of the shareholders; (6) prohibit the taking of any action by written stockholder consent in lieu of a meeting; and (7) provide that the affirmative vote of 80% of the outstanding shares of Common Stock is required to amend, alter, modify or repeal certain provisions of the Certificate of Incorporation and the Bylaws
   (including the provisions described in this paragraph) or to adopt provisions inconsistent therewith.

        The Certificate of Incorporation contains a fair price provision which requires that mergers, consolidations, asset sales, liquidations, recapitalizations, and certain other business combinations (a "Business Combination") involving the Company and persons beneficially owning 10% or more of the outstanding shares of Common Stock ("Substantial
   Stockholders") either (1) meet certain minimum price and procedural requirements, (2) be approved by 3/4 of the "continuing directors" (those in office before such Substantial Stockholder became a Substantial
   Stockholder and their successors who are approved by a majority of the then current continuing directors), or
   (3) be approved by the affirmative vote of (a) 90% of outstanding shares of Common Stock and (b) the number or proportion of shares of any class or series of any class of other shares of the Company (if any) as shall be required by the express terms of such class or series. This provision also provides that it can only be amended by an affirmative vote described in clause
   (2) or (3) above and such other vote of the shareholders as may be required by statute or the Bylaws.

        To consummate a Business Combination based on the minimum price and procedural requirements the following conditions must be met:

        (1) Without the approval of 3/4 of the continuing directors, a Substantial Shareholder shall not, after the time it becomes a Substantial
        Shareholder, have (a) made any material change in the Company's business or capital structure; (b) received the benefit of any loan, advance, guarantee, pledge or other financial assistance provided by the Company, except proportionately with all other stockholders; (c) made, caused or brought about any change in the Company's
        Certificate of Incorporation or Bylaws or in the membership of the Board of Directors or any committee thereof; or (d) acquired any newly issued or treasury shares from the Company
        (except upon conversion of convertible securities or as a result of a pro rata share dividend or share split); and

        (2) All of the holders of Common Stock must receive consideration which is not less than the greatest of (a) the highest price per share paid by the Substantial Stockholder in acquiring any of its share of Common Stock; (b) the per share book value of the shares of Common Stock as determined by an appraisal firm or other experts selected by the Board of Directors; (c) the highest sale or bid price per share of the Common
        Stock during the last two years; and (d) an amount which bears the same or a greater percentage relationship to the market price of the Common Stock immediately prior to the announcement of the Business Combination as the highest price paid in 2(a) above bore to the market price of the Common Stock immediately prior to the commencement of acquisition of the Common Stock by such Substantial Stockholder.

        The Certificate of Incorporation also contains a provision which provides that any purchase or other acquisition by the Company or any of its subsidiaries of shares of Common Stock known to be beneficially owned by any holder of 5% or more of the outstanding
   Common Stock who has owned such securities for less than 2 years requires the affirmative vote of 80% of the outstanding shares of Common Stock unless such shares are purchased at or below fair market value (as defined therein), or as part of a tender or exchange offer made on the same terms to all holders and in accordance with the Exchange Act and the rules and regulations thereunder, or pursuant to a registration statement under the Securities Act of 1933, or by means of open market purchases if the price and other terms are not negotiated by the purchaser and the seller.

        Transfer Agent and Registrar. The Transfer Agent and Registrar of the Company's Common Stock is Mellon
   Securities Trust Company.

   Preferred Stock

        The Company is currently authorized by its Restated Articles of Incorporation to issue up to 4,000,000 shares of Preferred Stock, par value $1.25, none of which were outstanding on the date of this Prospectus. Pursuant to the Shareholder Rights
   Agreement described above, the Board of Directors of the Company has designated 400,000 shares of Series A
   Junior Participating Cumulative Preferred Stock. See
   "Common Stock-Shareholder Rights Agreement". The
   Prospectus Supplement relating to a series of Preferred Stock will specify the terms of such series.
   See "Common Stock Delaware General Corporate Law
   Section 203" and " Special Charter Provisions" for certain statutory and charter provisions which may effect the rights of holders of Preferred Stock.

        The Board of Directors has authority to divide the Preferred Stock into one or more series and to fix and determine relative rights and preferences of the shares of each such series, including, without limitation, (a) the designation of such series; (b) the rate or rates at which shares of such series shall be entitled to receive dividends, the periods in respect of which dividends are payable, the conditions upon, and times of payment of, such dividends, the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock, whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate, and the other terms and conditions applicable to dividends upon shares of such series; (c) the rights of the holders of the shares of such series in case the Company is liquidated, dissolved or wound up (which may vary depending upon the time, manner, or voluntary or involuntary nature or other circumstances of such liquidation, dissolution or winding up) and the relationship and preference, if any, of such rights to rights of holders of shares of stock of any other class or classes or any other series of stock; (d) the right, if any, to redeem shares of such series at the option of the Company, including any limitation of such right, and the amount or amounts to be payable in respect of the shares of such series in case of such redemption (which may vary depending on the time, manner or other circumstances of such redemption), and the manner, effect and other terms and conditions of any such redemption thereof; (e) the obligation, if any, of the Company to purchase, redeem or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time for such purpose or into such fund, or the number of shares to be purchased, redeemed or retired, the per share purchase price or prices and the other terms and conditions of any such obligation or obligations; (f) the voting rights, if any, to be given the shares of such series, including without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series or of the Preferred
   Stock, restricting the permissible terms of other series or the permissible variations between series of Preferred Stock, authorizing or issuing additional shares of Preferred Stock, creating debt or creating any class of stock ranking prior to or on a parity with the Preferred Stock or any series thereof as to dividends or assets); (g) the right, if any, to exchange or convert the shares of such series into shares of any other series of the Preferred Stock or into shares of any other class of stock of the Company, and the rate or basis, time, manner, terms and conditions of exchange or conversion or the method by which the same shall be determined; and (h) any other special rights, and the qualifications limitations or restrictions thereof, of the shares of such series.

                    SELLING SHAREHOLDERS

        Set forth below, with respect to each Selling
   Shareholder, is the number of shares of Common Stock owned on December 13, 1994, the number of shares offered pursuant to this Prospectus and the number of shares to be owned after completion of the offering
   (assuming the sale of all shares offered hereunder).






                                             No. of
                          Total    No. of    Shares
                         No. of    Shares     Owned
                         Shares     to be     After
                        Owned on   Offered Completion
                        December     or        of
   Name                 13, 1994    Sold    Offering

   Adrian Harold
   Houston Bowden        142,932   142,932      0
   Geoffrey Doy
   Hopson Butler         82,387    82,387       0
   Joseph Hockley
   Wright                74,978    74,978       0

        The shares of Common Stock offered by the Selling
   Shareholders were issued by the Company on August 31, 1993 in connection with its acquisition of MultiServ
   International N.V. ("MultiServ"). Each of the Selling
   Shareholders was a shareholder and officer of MultiServ prior to such acquisition. Mr. Butler is currently President of Heckett MultiServ East and Mr.
   Wright is currently Senior Vice President Development and Administration of Heckett MultiServ East. Mr.
   Bowden is not employed by the Company or any of its affiliates.

                    PLAN OF DISTRIBUTION

        The Company or the Selling Shareholders may offer or sell Securities to one or more underwriters for public offering and sale by them or may sell
   Securities to investors directly or through agents.
   Alternatively, a Selling Shareholder may from time to time offer any or all of the Common Stock owned by it on the New York or Pacific Stock Exchange, through registered brokers or dealers pursuant to unsolicited orders or offers to buy, in independent transactions, or otherwise. The Company or the Selling Shareholders may sell Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part, provided that favorable market conditions exist. Any such underwriter or agent involved in the offer and sale of the Securities will be named in an applicable Prospectus Supplement.

        Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may offer and sell the Securities offered by it in exchange for one or more of its outstanding issues of equity or debt or convertible debt securities. The
   Company or a Selling Shareholder also may, from time to time, authorize firms acting as the Company's or such Selling Shareholder's agents to offer and sell the Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company or such Selling Shareholder, as the case may be, in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by the Company or a Selling Shareholder to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement.
   Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company or the Selling Shareholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

        If so indicated in an applicable Prospectus
   Supplement, the Company may authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery
   Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement.
   Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Debt Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Debt



   Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

        Each series of Debt Securities and Preferred
   Stock will be a new issue of securities and will have no established trading market. Any underwriters to whom Securities are sold by the Company or the Selling
   Shareholders for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The
   Securities may or may not be listed on a national securities exchange or a foreign securities exchange, except that the Common Stock is listed on the New York
   Stock Exchange and the Pacific Stock Exchange. Any
   Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchanges, subject to official notice of issuance. No assurance can be given as to the liquidity of or the trading markets for any Securities.

                           EXPERTS

        The consolidated financial statements and related financial statement schedules of the Company included or incorporated by reference in the Company's Annual
   Report on Form 10-K for the fiscal year ended December
   31, 1993, incorporated herein by reference, have been audited by Coopers & Lybrand L.L.P., independent accountants, whose reports thereon dated February 1, 1994, except as to the first and third paragraphs of
   Note 10, for which the dates are February 25, 1994 and March 4, 1994, respectively, which include explanatory paragraphs regarding (i) the Company's involvement in various disputes regarding Federal Excise Tax and other contract matters primarily relating to the five-ton truck contract and the ultimate outcome of the Company's claims against the Government relating to certain other contracts and (ii) changes in the Company's method of accounting for income taxes and postretirement benefits other than pensions, are incorporated by reference herein, and such financial statements and schedules have been incorporated herein by reference in reliance upon such reports given on the authority of that firm as experts in accounting and auditing.

                        LEGAL OPINION

        The validity of the Securities offered by the Company will be passed upon for the Company by Mudge
   Rose Guthrie Alexander & Ferdon, 180 Maiden Lane, New
   York, New York 10038. If any Securities are being distributed in an underwritten offering, the validity of such securities will be passed upon for the underwriters and any Selling Shareholder involved in such offering by counsel identified in the related
   Prospectus Supplement.

                           PART II
           INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution.

   The following table sets forth those expenses to be incurred by the Company in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange
   Commission registration fee, all amounts shown are estimates.

   Securities and Exchange
     Commission Registration Fee . . . . . $73,036.10
   Accounting Fees and Expenses  . . . . .  40,000.00
   Printing and Engraving Expenses . . . .  75,000.00
   Trustee's Fees and Expenses . . . . . .   5,000.00
   Stock Exchange Listing Fees . . . . . .  25,000.00
   Legal Fees and Expenses . . . . . . . .  75,000.00
   Blue Sky Expenses,
     including Counsel Fees  . . . . . . .   7,500.00
   Rating Agency Fees  . . . . . . . . . .  30,000.00
   Miscellaneous Expenses  . . . . . . . .   9,463.90
     Total . . . . . . . . . . . . . . . .                                           $340,000.00

   Item 15.  Indemnification of Directors and Officers.

        Reference is made to Article III, Section 9 of the By-Laws of the Company, filed as Exhibit 4(c) hereto, which provides for indemnification of all directors and officers of the Company in their capacities as such to the full extent permitted by the laws of the State of Delaware, under the law of which the Company is incorporated.

        Reference is made to Article Thirteenth, Section (b) of the Articles of Incorporation of the Company, filed as Exhibit 4(a) hereto, which eliminates the liability of a Director to the Company and its stockholders for monetary damages for breach of the Director's fiduciary duty of care.

        Section 145 of the Delaware General Corporation
   Law provides that a corporation may indemnify any person (or his personal representatives) who, by reason of the fact that such person is or was a director or officer of such corporation, is made (or threatened to be made) a party to an action other than one brought on behalf of the corporation, against reasonable expenses (including attorneys' fees), judgments, fines and settlement payments, if such person acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions, in addition, had no reasonable cause to believe his conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys' fees) and only if such person acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim as to which such person is liable for negligence or misconduct except to the extent that a court otherwise provides. To the extent that such person has been successful in defending any action
   (even one on behalf of the corporation), he is entitled to indemnification for reasonable expenses
   (including attorneys' fees).

        The indemnification provided for by the statute is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

        There is presently in force liability insurance providing coverage up to $50 million per policy year
   (with certain deductibles and exceptions) for past, present and future directors and officers of the Company acting in such capabilities.

   Item 16.  Exhibits.

        Certain of the following exhibits are filed herewith. Certain other of the following exhibits have been filed heretofore with the Commission and are incorporated herein by reference.

   *1        Form of Underwriting Agreement.
   *4(a)     Restated Certificate of Incorporation of the
             Company and all amendments thereto.
   * (b)     Form of Certificate of Designation for the
             Preferred Stock being registered.
     (c)     By-Laws of the Company as amended to date
             (Exhibit 3(b) to Form 10-K for the year
             ended December 31, 1990).
     (d)     Rights Agreement dated as of September 29,
             1987 between the Company and The Chase
             Manhattan Bank, N.A. (Exhibit 1 to Form 8-A
             dated October 2, 1987).
     (e)     Indenture, dated as of May 1, 1985, between
             the Company and The Chase Manhattan Bank
             (National Association), as prior Trustee,
             relating to the Senior Debt Securities
             (Exhibit 4(d) to Registration No. 33-42389).
   * (f)     Form of First Supplemental Indenture,
             between the Company and Chemical Bank, as
             current Trustee, relating to the Senior Debt
             Securities.
   * (g)     Form of Indenture between the Company and
             Chemical Bank, as Trustee, relating to the
             Subordinated Debt Securities.
   * (h)     Form of specimen common stock certificate.
   * (i)     Form of specimen preferred stock
             certificate.
   * (j)     Form of subordinated debt security.
     (k)     Form of senior debt security (included in
             Exhibit 4(e)).
   *5        Opinion of Mudge Rose Guthrie Alexander &
             Ferdon as to the legality of the Securities.
    12       Computation of Ratio of Earnings to Fixed
             Charges of the Company and Subsidiaries
             (Exhibit 12 to Form 10-Q for the quarter
             ended September 30, 1994).
   *23(a)    Consent of Coopers & Lybrand L.L.P.
      (b)    Consent of Mudge Rose Guthrie Alexander &
             Ferdon (included in Exhibit 5).
   *24       Powers of attorney (reference is made to
             pages II-4 and II-5 of this registration
             statement).
   *25(a)    Statement of Eligibility on Form T-1 of
             Chemical Bank, as Trustee under the
             Indenture, dated as of May 1, 1985, as
             supplemented, between the Company and the
             Senior Trustee, relating to the Senior Debt
             Securities.
   * (b)     Statement of Eligibility on Form T-1 of
             Chemical Bank, as Trustee under the proposed
             Indenture between the Company and the
             Subordinated Trustee, relating to the
             Subordinated Debt Securities.

   _____________________
   * Filed herewith

   Item 17.  Undertakings.

        (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which
        offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required
             by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any
             facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material
             information with respect to the plan of
             distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

   provided, however, that paragraphs (a)(1)(i) and
   (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of
   1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provision described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                         SIGNATURES

        Pursuant to the requirements of the Securities
   Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wormleysburg, Commonwealth of Pennsylvania, on December 14, 1994.

                       Harsco Corporation


                       By:  /s/ Derek C. Hathaway
                        Derek C. Hathaway
                             Chairman

        Pursuant to the requirements of the Securities
   Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes Derek C. Hathaway and Paul C. Coppock, or any one of them, to execute in the name of each such person and to file any amendment to this registration statement and appoints Derek C. Hathaway and Paul C.
   Coppock, or any one of them, as attorneys in fact to sign on his behalf individually and in each capacity stated below and to file any amendments to this registration statement.

   Signature                 Capacity        Date

   /s/ Derek C. Hathaway     Chairman,       December 14,
   Derek C. Hathaway         President,      1994
                             Chief Executive
                             Officer and
                             Director

   /s/ Leonard A. Campanaro  Senior Vice     December 14,
   Leonard A. Campanaro      President       1994
                             and Chief
                             Financial
                             Officer

   /s/ Salvatore D.          Vice            December 14,
   Fazzolari                 President       1994
   Salvatore D. Fazzolari    and
                             Controller
                             (Principal
                             Accounting
                             Officer)

   /s/ Jeffrey J. Burdge     Director        December 14,
   Jeffrey J. Burdge                         1994

   /s/ Robert L. Kirk        Director        December 14,
   Robert L. Kirk                            1994
   /s/ James E. Marley       Director        December 14,
   James E. Marley                           1994

   /s/ Frank E. Masland III  Director        December 14,
   Frank E. Masland III                      1994

   /s/ Robert F. Nation      Director        December 14,
   Robert F. Nation                          1994

   /s/ Nilon H. Prater       Director        December 14,
   Nilon H. Prater                           1994

   /s/ DeWitt C. Smith, Jr.  Director        December 14,
   DeWitt C. Smith, Jr.                      1994

   /s/ Roy C. Smith          Director        December 14,
   Roy C. Smith                              1994

   /s/ Andrew J. Sordoni,III Director        December 14,
   Andrew J. Sordoni, III                    1994

   /s/ Robert C. Wilburn     Director        December 14,
   Robert C. Wilburn                         1994



                        Exhibit List

   *1        Form of Underwriting Agreement.
   *4(a)     Restated Certificate of Incorporation of the
             Company and all amendments thereto.
   *(b)      Form of Certificate of Designation for the
             Preferred Stock being registered.
    (c)      By-Laws of the Company as amended to date
             (Exhibit 3(b) to Form 10-K for the year
             ended December 31, 1990).
    (d)      Rights Agreement dated as of September 29,
             1987 between the Company and The Chase
             Manhattan Bank, N.A. (Exhibit 1 to Form 8-A
             dated October 2, 1987).
    (e)      Indenture, dated as of May 1, 1985, between
             the Company and The Chase Manhattan Bank
             (National Association), as prior Trustee,
             relating to the Senior Debt Securities
             (Exhibit 4(d) to Registration No. 33-42389).
   * (f)     Form of First Supplemental Indenture,
             between the Company and Chemical Bank, as
             current Trustee, relating to the Senior Debt
             Securities.
   * (g)     Form of Indenture between the Company and
             Chemical Bank, as Trustee, relating to the
             Subordinated Debt Securities.
   * (h)     Form of specimen common stock certificate.
   * (i)     Form of specimen preferred stock
             certificate.
   * (j)     Form of subordinated debt security.
     (k)     Form of senior debt security (included in
             Exhibit 4(e)).
   * 5       Opinion of Mudge Rose Guthrie Alexander &
             Ferdon as to the legality of the Securities.
    12       Computation of Ratio of Earnings to Fixed
             Charges of the Company and Subsidiaries
             (Exhibit 12 to Form 10-Q for the quarter
             ended September 30, 1994).
   * 23(a)   Consent of Coopers & Lybrand L.L.P.
      (b)    Consent of Mudge Rose Guthrie Alexander &
             Ferdon (included in Exhibit 5).
   * 24      Powers of attorney (reference is made to
             pages II-4 and II-5 of this registration
             statement).
   * 25 (a)  Statement of Eligibility on Form T-1 of
             Chemical Bank, as Trustee under the
             Indenture, dated as of May 1, 1985, as
             supplemented, between the Company and the
             Senior Trustee, relating to the Senior Debt
             Securities.
   *   (b)   Statement of Eligibility on Form T-1 of
             Chemical Bank, as Trustee under the proposed
             Indenture between the Company and the
             Subordinated Trustee, relating to the
             Subordinated Debt Securities.

   _____________________
   * Filed herewith